                                                                    EXHIBIT 10.1

                           MARKWEST HYDROCARBON, INC.
                              1997 SEVERANCE PLAN



          Section 1.  Purpose.
                      -------

          MarkWest Hydrocarbon, Inc. has adopted this 1997 Severance Plan (the "Plan") for the purpose of providing a financial incentive for certain employees of MarkWest Hydrocarbon, Inc. and its subsidiaries (collectively the "Company") and to enable the Company to retain such employees and to attract other well-qualified candidates.

          Section 2.  Effective Date.
                      --------------

          The Plan shall be effective as of July 2, 1997.

          Section 3.  Definitions.
                      -----------

          As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Base Salary" shall mean the Covered Employee's annualized base salary at the time that such employee's employment with the Company terminates.

          (b) "Board of Directors" shall mean the Board of Directors of MarkWest Hydrocarbon, Inc.

          (c) "Cause" shall mean (1) the conviction of a Covered Employee of any act constituting a felony under the laws of any state or of the United States, or a crime involving moral turpitude that causes harm to the Company, (2) willful misconduct by a Covered Employee causing material harm to the Company,
(3) substantial and material failure to perform required duties which is not cured within 30 days after receiving written notice from the Company describing the failure to perform and stating that the Company will consider the continuation of such failure to perform as cause for termination, or (4) any of the reasons for termination of employment by the Company set forth in the Company's employee handbook, as may be amended from time to time.

          (d) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (e) "COBRA Benefits" shall mean the payment by the Company on behalf of an Eligible Employee of insurance premiums necessary to continue such employee's health insurance coverage under the Company's insurance plan following the termination of his or her employment with the Company pursuant to COBRA; provided, however, that the term "COBRA Benefits" shall not include any payments resulting from an increase in insurance premiums due to the provision of health insurance to the spouse or any dependents of the Eligible Employee to the extent that such dependents were not covered by the Company's health insurance policy on the date that such employee's employment with the Company terminated. In addition, the term COBRA Benefits shall include the payment by the Company on behalf of any Three Year Eligible Employee who is an Executive Officer and a Director, pursuant to Section 4(b)(1) of the Plan, of insurance premiums necessary to continue such employee's health insurance coverage under the Company's insurance plan following the termination of his or her employment with the Company beyond the term required by COBRA.

          (f) "Company" shall mean MarkWest Hydrocarbon, Inc., a Delaware corporation, and all of its subsidiaries. For this purpose, a subsidiary shall mean any entity in an unbroken chain of entities beginning with MarkWest Hydrocarbon, Inc. if each of the entities other than the last entity in the unbroken chain holds an ownership interest representing 50 percent or more of the total combined voting power of all classes of ownership interest in one of the other entities in such chain.

          (g) "Covered Employee" shall mean any executive officer of the Company or any other key employee of the Company designated by the Chief Executive Officer and the Chief Operating Officer of MarkWest Hydrocarbon, Inc., in their sole discretion, as being covered by the Plan.

          (h) "Director" shall mean a Covered Employee that is a member of the Board of Directors of MarkWest Hydrocarbon, Inc.

          (i) "Disability" shall mean the termination of the Covered Employee's employment due to mental or physical disability, such disability being determined by a competent medical authority acceptable to the Company.

          (j) "Eligible Employee" shall mean a Covered Employee that is either a One Year Eligible Employee or a Three Year Eligible Employee.

          (k) "Executive Officer" shall mean a Covered Employee that the Board of Directors determines to be an executive officer of the Company.

          (l) "Good Reason" shall mean (1) a material reduction in a Covered Employee's duties or functions from those that such an officer or key employee would normally perform or that the Covered Employee had been performing or (2) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirements; provided, however, that, in either case, the Company has not cured the events constituting Good Reason within 10 days after receiving written notice from the Covered Employee describing such Good Reason.

          (m) "Incentive Compensation Plan" shall mean the MarkWest Hydrocarbon, Inc. 1996 Incentive Compensation Plan, as amended.

          (n) "Minimum Covenant Period" shall mean the greater of (i) eighteen
(18) months or (ii) the Severance Period.

          (o) "One Year Eligible Employee" shall mean a Covered Employee that has been employed by the Company for a consecutive period of at least one (1) year but less than three (3) years.

          (p) "Plan" shall mean the MarkWest Hydrocarbon, Inc. 1997 Severance Plan as set forth herein.

          (q) "Severance Payments" shall mean any payments made pursuant to
Section 4 of the Plan.

          (r) "Severance Period" shall mean the time period during which an Eligible Employee receives Severance Payments.

          (s) "Stock Incentive Plan" shall mean the MarkWest Hydrocarbon, Inc. 1996 Stock Incentive Plan, as amended.

          (t) "Three Year Eligible Employee" shall mean a Covered Employee that has been employed by the Company for a consecutive period of at least three (3) years.

          Section 4.  Severance Payments.
                      ------------------

          (a) Eligibility. No person shall be eligible to receive any Severance Payments under the Plan unless such person is an Eligible Employee at the time of termination of his or her employment with the Company. No employee shall be considered a participant under the Plan until such time as their employment terminates under circumstances that entitle him or her to Severance Payments under Plan, and such participation shall end when all Severance Payments such employee may be entitled to receive have been paid.

          (b) Termination Without Cause or Resignation for Good Reason. If an Eligible Employee resigns for Good Reason or such employee's employment with the Company is terminated without Cause, the Eligible Employee shall be entitled to receive Severance Payments from the Company in accordance with the following schedule:

              (i) any Three Year Eligible Employee that is both an Executive Officer and a Director shall be entitled to receive Base Salary and COBRA Benefits for a period of twenty-four (24) months; provided, however, that the payment by the Company of COBRA Benefits beyond the period during which the Company is required to provide insurance coverage to such employee pursuant to COBRA shall be subject to approval by the Company's insurance carrier.

              (ii) any One Year Eligible Employee that is both an Executive Officer and a Director shall be entitled to receive Base Salary and COBRA Benefits for a period of twelve (12) months;

              (iii) any Three Year Eligible Employee that is an Executive Officer, but not a Director, shall be entitled to receive Base Salary and COBRA Benefits for a period of eighteen (18) months;

              (iv) any One Year Eligible Employee that is an Executive Officer, but not a Director, shall be entitled to receive Base Salary and COBRA Benefits for a period of nine (9) months;

              (v) any Three Year Eligible Employee that is neither an Executive Officer nor a Director shall be entitled to receive Base Salary and COBRA Benefits for a period of twelve (12) months; and

              (vi) any One Year Eligible Employee that is neither an Executive Officer nor a Director shall be entitled to receive Base Salary and COBRA Benefits for a period of six (6) months.

          (c) Disability. If an Eligible Employee's employment with the Company is terminated by reason of such employee's death or Disability, the Eligible Employee (or his or her representative) shall be entitled to receive the same Severance Payments that such employee would have been entitled to receive if the Eligible Employee resigned for Good Reason or such employee's employment with the Company was terminated without Cause.

          (d) Voluntary Resignation. If an Eligible Employee voluntarily resigns, the Eligible Employee shall be entitled to receive Severance Payments from the Company in accordance with the following schedule:

              (i) any Three Year Eligible Employee that is both an Executive Officer and a Director shall be entitled to receive Base Salary and COBRA Benefits for a period of six (6) months;

              (ii) any One Year Eligible Employee that is both an Executive Officer and a Director shall be entitled to receive Base Salary and COBRA Benefits for a period of three (3) months;

              (iii) any Three Year Eligible Employee that is an Executive Officer, but not a Director, shall be entitled to receive Base Salary and COBRA Benefits for a period of four (4) months and two (2) weeks;

              (iv) any One Year Eligible Employee that is an Executive Officer, but not a Director, shall be entitled to receive Base Salary and COBRA Benefits for a period of two (2) months and one (1) week;

              (v) any Three Year Eligible Employee that is neither an Executive Officer nor a Director shall be entitled to receive Base Salary and COBRA Benefits for a period of three (3) months; and

              (vi) any One Year Eligible Employee that is neither an Executive Officer nor a Director shall be entitled to receive Base Salary and COBRA Benefits for a period of one (1) month and two (2) weeks.

          (e) Termination for Cause. If the Company terminates the employment of an Eligible Employee for Cause, such employee shall not be entitled to receive any Severance Payments.

          (f) Limitations on Amount of Severance Payments. Notwithstanding any provision to the contrary in any other portion of the Plan, the aggregate amount of Severance Payments to be paid to an Eligible Employee shall in no event exceed twice such employee's annual compensation during the year immediately preceding the termination of his or her employment with the Company. Annual compensation for purposes of determining the foregoing limitation means the total compensation, including wages, salary, bonus and any other benefit of monetary value, whether paid in the form of cash or otherwise, which was paid as consideration for the Eligible Employee's services during the year, or which should have been so paid at such employee's usual rate and compensation if such employee had been employed by the Company for the entire year. To the extent that a Severance Payment would exceed the foregoing limitation, payment under the Plan shall be modified.

          (g) Limitations on COBRA Benefits. The payment by the Company of COBRA Benefits to an Eligible Employee pursuant to this Section 4 shall only commence upon a proper election by such employee to receive insurance coverage pursuant to COBRA and shall cease immediately if, at any time thereafter, such employee becomes covered by another health insurance plan or otherwise becomes ineligible to receive coverage pursuant to COBRA. Such payments shall in no event extend the period of time during which such employee is eligible to receive coverage under the Company's health insurance plan pursuant to COBRA. Notwithstanding the foregoing, the Company will pay COBRA Benefits beyond the period during which the Company is required to provide insurance coverage pursuant to COBRA to a Three Year Eligible Employee who is an Executive Officer and a Director in accordance with Section 4(b)(1) of the Plan, subject to the approval of the Company's insurance carrier.

          (h) Termination of Service Period. Regardless of whether an Eligible Employee receives Severance Payments pursuant to the Plan following the termination of his or her employment with the Company, such person shall not be considered an employee of the Company for any purpose following such termination. The receipt of Severance Payments following the termination of employment shall in no event extend the vesting period of any awards granted to an Eligible Employee pursuant to the Stock Incentive Plan or make such person eligible to receive bonus payments from the Company pursuant to the Incentive Compensation Plan, or otherwise, for any period after the termination of such person's employment with the Company.

          (i) Method of Payment. All Severance Payments shall be paid in accordance with the Company's normal payroll policies over the course of the Severance Period. All Severance Payments are subject to any required withholding. In no event shall Severance Payments be made beyond twenty-four
(24) months after the termination of the Eligible Employee's employment with the Company. To the extent that Severance Payments are to be made after the death of the Eligible Employee, payment will be made to the personal representative of such employee's estate or, if there is no estate, in accordance with applicable law.

          Section 5.  Non-Competition, Non-Solicitation and Confidentiality
                      -----------------------------------------------------
Agreement.
---------

          Notwithstanding any provision to the contrary in any other portion of the Plan, no Eligible Employee shall be entitled to receive any Severance Payments pursuant to the Plan unless such employee is party to an effective and legally enforceable agreement with the Company pursuant to which he or she is bound to covenants of non-competition, non-solicitation and confidentiality for the time period commencing on the termination of his or her employment with the Company and continuing for a period of time no less than the Minimum Covenant Period. Such covenants shall be upon such terms and provisions as the Company may determine in its sole discretion, provided that the covenant of non-competition shall be limited to the geographic regions in which the Company conducts its business at the time that the Eligible Employee's employment with the Company is terminated. In addition, no Covered Employee shall be eligible for any further awards under the Stock Incentive Plan unless such employee is party to an effective and legally enforceable agreement containing the terms and provisions described above.

          Section 6.  Waiver and Release.
                      ------------------

          Notwithstanding any provision to the contrary in any other portion of the Plan, no Eligible Employee shall be entitled to receive any Severance Payments pursuant to the Plan until such employee has executed and delivered (i) an agreement with the Company prospectively waiving any employment-related claims that he or she may have against the Company and (ii) a release, releasing the Company from any such claims.

          Section 7.  Claims Procedure.
                      ----------------

          (a) General. If a Covered Employee believes that he or she may be entitled to benefits, or the Covered Employee is in disagreement with any determination that has been made with respect to the Plan, the Covered Employee may present a claim to the Company.

          (b) Making a Claim. A Covered Employee's claim must be written and must be delivered to the Company. Within ninety (90) days after delivery of such claim, the Covered Employee shall receive either: (i) a decision; or (ii) a notice describing special circumstances requiring a specified amount of additional time (but no more than one hundred and eighty (180) days from the date of delivery of such claim) to reach a decision. If such claim is wholly or partially denied, the Covered Employee shall receive a written notice specifying: (i) the reasons for denial; (ii) the Plan provisions on which such denial is based; and (iii) any additional information needed from the Covered Employee in connection with the claim and the reason such information is needed. The Covered Employee shall also receive a written statement providing the information contained in Section 7(c) below concerning the Covered Employee's right to request a review.

          (c) Requesting Review of a Denied Claim. A Covered Employee may request that a denied claim be reviewed. Such request for review must be written and must be delivered to the Company within sixty (60) days after the Covered Employee receives the written notice that the Covered Employee's claim was denied. Such request for review may (but is not required to) include issues and comments that the Covered Employee wants considered in the review. The Covered Employee may examine pertinent Plan documents by making a request to the Company. Within sixty (60) days after delivery by the Covered Employee of the

Covered Employee's request for review, the Company shall receive either: (i) a decision; or (ii) a notice describing special circumstances requiring a specified amount of additional time (but no more than one hundred and twenty
(120) days from the date of delivery of such request for review) to reach a decision. The decision shall be in writing and shall specify the Plan provisions on which it is based.

          (d) Decisions. All decisions on claims and on reviews of denied claims will be made by the Company. The Company may, in its sole discretion, hold one or more hearings. If a Covered Employee does not receive a decision within the specified time, the Covered Employee should assume that the claim was denied or re-denied on the date the specified time expired. The Company reserves the right to delegate, in whole or in part, its authority to make decisions under the Plan.

          Section 8.  Miscellaneous.
                      -------------

          (a) Amendment, Suspension or Termination. The Board of Directors may, from time to time and at any time, amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan; provided, however, that no such action shall adversely affect the right of any Eligible Employee with respect to any Severance Payment he or she may have become entitled to hereunder prior to the effective date of such amendment, suspension, or termination.

          (b) Determinations. The Company shall make such determinations as may be required from time to time in the administration of the Plan. The Company shall have the sole discretion, authority and responsibility to interpret and construe the Plan and to determine all factual and legal questions under the Plan, including, without limitation, all questions regarding the entitlement of employees of the Company to participate in the Plan and the amount of any benefits they may be eligible to receive thereunder.

          (c) Limitations. This Plan is not to be construed as constituting a contract of employment. Nothing contained herein shall affect or impair the Company's right to terminate the employment of a Covered Employee. All Severance Payments shall be paid out of the general funds of the Company. An Eligible Employee shall not have any secured or preferred interest by way of a trust, escrow, lien or otherwise in any specific asset of the Company for any unpaid Severance Payments. The Company will not make any contributions to fund the Plan.

          (d) Indemnification. No member of the Board of Directors or employee of the Company shall have any liability for any decision or action if made or done in good faith, nor for any error or miscalculation unless such error or miscalculation is a result of fraud, deliberate disregard of the terms of the Plan, or gross neglect. The Company shall indemnify each such director or employee acting in good faith, pursuant to the terms of the Plan, against any loss or expense arising therefrom.

          (e) Spendthrift Provisions. No Covered Employee shall have any transmissible interest in the Plan nor shall any Covered Employee have any power to anticipate, alienate, dispose of, pledge or encumber any rights under the Plan, nor shall the Company recognize any assignment thereof, either in whole or in part, nor shall the Plan or any Severance Payments be subject to attachment, garnishment, execution following judgment or other legal process.

          (f) Plan Administrator. The Company shall be the administrator of the Plan.

          (g) Service of Legal Process. The Secretary of the Company is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding involving the Plan.

          (h) Type of Plan. The Plan is a severance pay employee welfare benefit plan. The Plan is not an employee pension benefit plan.

          (i) Governing law. The terms of this Plan shall, except to the extent that federal law controls, be governed by and construed in accordance with the laws of the State of Colorado.